Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Cybertel Communications Corp. (the "Registrant") on Form 10-QSB for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), We, Richard D. Mangiarelli, Chief Executive Officer and Richard Schmidt, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date: 5-14-04                            /s/Richard D. Mangiarelli
     --------                            -------------------------
                                         Richard D. Mangiarelli
                                         Chief Executive Officer

Date: 5-14-04                            /s/Richard Schmidt
     --------                            ------------------------
                                         Richard Schmidt
                                         Chief Financial Officer